Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

of

PRO-PHARMACEUTICALS, INC.,

a Nevada corporation

Adopted on April 12, 2001 and amended on May 2, 2001, October 18, 2001 and December 13, 2007

ARTICLE I

DEFINITIONS

BY-LAW 1.01. The following words or phrases when used in these By-Laws, whether or not initially capitalized, shall have the meanings set forth below:

a. “Articles of Incorporation” shall mean the Articles of Incorporation of the Corporation.

b. “Board of Directors” shall mean the Board of Directors of the Corporation.

c. “Corporation” shall mean Pro-Pharmaceuticals, Inc.

d. “Director” shall mean a member of the Board of Directors.

e. “Shares” shall mean the authorized shares of the Corporation as identified in the Corporation’s Articles of Incorporation.

f. “Shareholder” or “Shareholders” shall mean a Shareholder or the holders of the Corporation’s Shares as reflected in the records of the Corporation.

g. “Statute” shall mean Chapter 78 of the Nevada Revised Statutes.

ARTICLE II

OFFICES, BOOKS AND RECORDS

BY-LAW 2.01 Registered and Other Offices. The registered office of the Corporation in Nevada shall be that of its registered agent as most recently appointed either in the Articles of Incorporation or any amendment thereto, or as evidenced by a certificate of acceptance executed by such registered agent and filed with the Secretary of State of Nevada in the manner prescribed by Statute. The Corporation may have such other offices, including its principal executive offices, within or without the State of Nevada as the Board of Directors shall, from time to time, determine.

BY-LAW 2.02 Maintenance of Records. The original books and records of the Corporation, or copies thereof, shall be maintained at the principal executive office of the Corporation. Certified copies of the Articles of Incorporation and By-Laws, as well as a statement of the name and address of the custodian of the stock ledger shall be maintained at the Corporation’s registered office, and shall be available for examination by the Shareholders on such terms and conditions as the Board of Directors may from time to time impose, consistent with and as provided by Statute.

ARTICLE III

SHAREHOLDERS’ MEETING

BY-LAW 3.01 Place and Time. Meetings of the Shareholders shall be held in the county where the principal executive office of the Corporation is located, at such place as may be specified by the President, or shall be held at such other place within the United States of America as the Board of Directors may designate. Consistent with these By-Laws, all meetings of the Shareholders will be held on such date and at such time as may be specified by the President, or on such other date or at such other time as the Board of Directors may designate.

BY-LAW 3.02 Annual Meeting. The annual meeting of the Shareholders shall be held within the five calendar months following the end of the Corporation’s fiscal year for federal income tax purposes.

BY-LAW 3.03 Special Meeting. A special meeting of the Shareholders may be called for any purpose by the President, or a majority of the Directors.

BY-LAWS 3.04 Notice. Written notice of the place, date and time of any meeting of the Shareholders shall be given to each Shareholder entitled to vote thereat by personal delivery, or by United States mail, postage prepaid, in accordance with Statute. All notices must be signed by the President, a Vice President, Treasurer, Secretary or any assistant Treasurer or Secretary, or by any other person designated by the Board of Directors. Except where a greater notice period has been fixed by Statute, notice of any meeting of the Shareholders shall be given at least ten days before the meeting. No notice of any meeting of the Shareholders may be given more than sixty days before such meeting. The notice of any meeting shall set forth the purposes of the meeting and, in a general nature, the business to be transacted at the meeting. Except for incidental matters, the business transacted at any meeting of the Shareholders shall be confined to the purposes stated in the notice of such meeting. In determining the number of days of notice required under this By-Law, the date upon which any such notice is given shall be included as one day and the date of the meeting which is the subject of the notice shall not be included.

BY-LAW 3.05 Waiver of Notice; Consent Meetings. Notice of the time, place and purpose of any meeting of the Shareholders may be waived in writing by any Shareholder before, at, or after any such meeting. Any action which may be taken at a meeting of the Shareholders may be taken without a meeting if authorized by a writing signed by Shareholders owning 80% or more of the voting power of each class of Shares outstanding at the time the action is taken. Attendance at a meeting of the Shareholders is a waiver of the notice of that meeting, unless at the beginning of that meeting a Shareholder objects that the meeting is not lawfully called or convened, or unless prior to the vote on any item of business, a Shareholder objects that the item may not be lawfully considered at that meeting and such Shareholder does not participate in the consideration of that item at that meeting.

BY-LAW 3.06 Quorum; Adjournment. The presence at any meeting, in person or by proxy, of the Shareholders owning at least one third of each class of the outstanding voting Shares shall constitute a quorum for the transaction of business. Once a quorum is established at any meeting of the Shareholders, the voluntary withdrawal of any Shareholder from the meeting shall not affect the authority of the remaining Shareholders to conduct any business which properly comes before the meeting. In the absence of a quorum, the chairman of the meeting or Shareholders present at the meeting may adjourn the meeting from day to day or time to time without further notice other than announcement at such meeting of such date, time and place of the adjourned meeting. At an adjourned meeting of the Shareholders at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

BY-LAW 3.07 Voting; Record Date. At each meeting of the Shareholders, each Shareholder entitled to vote thereat may vote in person or by proxy duly appointed by an instrument in writing subscribed by such Shareholder. Except as may be set forth in the Articles of Incorporation, at a meeting of the Shareholders, each Shareholder shall have one vote for each Share standing in such Shareholder’s name on the books of the Corporation, or on the books of any transfer agent appointed by the Corporation, on the record date established by the Board of Directors, which date may not be more than sixty days from the date of any such meeting. If no record date has been established, the record date shall be as of the close of business on the day immediately preceding the date such notice is first given to a Shareholder, or, if no notice is given and all shareholders waive notice, on the day prior to the date of the meeting. Upon the demand of any Shareholder at the meeting, the vote for directors, or the vote upon any question before the meeting, shall be by written ballot. All elections shall be effected, and all questions shall be decided, by Shareholders owning a majority of the Shares present in person and by proxy, except as otherwise specifically provided for by Statute or by the Articles of Incorporation.

BY-LAW 3.08 Presiding Officer. The President of the Corporation or any person so designated by the President shall preside as chairman over each meeting of the Shareholders, unless another person is designated by the Board of Directors to preside at such meeting or meetings. In the absence of the President or his designee, or another person designated by the Board of Directors to preside at any meeting of the Shareholders, the Shareholders at the meeting may elect any person present to act as the presiding chairman of the meeting.

BY-LAW 3.09 Conduct of Meetings of Shareholders. Subject to the following, meetings of Shareholders generally shall follow accepted rules of parliamentary procedure:

a. The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of Shareholders or part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

b. If disorder should arise which prevents or impairs the continuation of the legitimate business of the meeting, the chairman may (i) quit the chair and announce the adjournment of the meeting, and upon his so doing, the meeting is immediately adjourned, or (ii) cause the person or persons causing such disorder to be forcibly removed if that person does not leave the meeting voluntarily.

c. The chairman may ask or require that anyone leave the meeting who is not a bona fide Shareholder of record entitled to notice of the meeting, or a duly appointed proxy thereof, and cause the person to be forcibly removed if that person does not leave the meeting voluntarily.

BY-LAW 3.10 Inspectors of Election. The Board of Directors in advance of any meeting of Shareholders may appoint one or more inspectors to act at such meeting or adjournment thereof. If inspectors of election are not so appointed, the person acting as chairman of any such meeting may, and on the request of any Shareholder or his or her proxy present shall, make such appointment. In case any person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the Board of Director’s in advance of the meeting, or at the meeting by the officer or person acting as chairman. The inspectors of election shall determine the number of Shares outstanding, the voting power of each, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, and shall receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. No inspector whether appointed by the Board of Directors or by the officer or person acting as chairman need be a Shareholder.

ARTICLE IV

BOARD OF DIRECTORS

BY-LAW 4.01 Number, Election and Term. Within the limitations set forth in the Articles of Incorporation, the number of the members of the Board of Directors to be elected at any meeting of the Shareholders shall be determined from time to time by the Board of Directors and, if the Board of Directors does not expressly fix the number of Directors to be so elected, then the number of Directors shall be the number of Directors elected at the preceding annual meeting of Shareholders. The number of Directors may be increased (i) by resolution of the Board of Directors, or (ii) to the number resulting from the election of additional Directors at any special meeting of Shareholders called for such purpose. Any vacancy on the Board of Directors may be filled by resolution of the Board of Directors. If the vacancy occurs as a result of an increase in the number of Directors by action of the Board of Directors, such vacancy may only be filled by the unanimous vote of all of the Directors. A Director need not be a Shareholder. Directors shall be elected at each annual meeting of the Shareholders. Each Director shall be elected to serve for an indefinite term, terminating at the next annual meeting of the Shareholders and the election of a qualified successor by the Shareholders, or terminating upon the earlier death, resignation, removal or disqualification of such Director.

BY-LAW 4.02 Regular Meetings. Unless otherwise specified by the Board of Directors, a meeting of the Board of Directors shall be held at the place of, and immediately following the adjournment of, the regular meeting of the Shareholders. At such meeting of the Board of Directors, the Board of Directors shall elect such officers as are deemed necessary for the operation and management of the Corporation, and transact such other business as may properly come before it.

BY-LAW 4.03 Special Meetings. Special meetings of the Board of Directors may be called by notice given by or at the direction of the President or any Director at any time, to be held at the principal executive office of the Corporation, or at some other location as the Board of Directors may determine.

BY-LAW 4.04 Notice. Notice of the date, time and place of meetings of the Board of Directors shall be given to each Director at least two days prior to the meeting; provided that if the notice is given by mail, it shall be deposited in the United States mail at least five days prior to the meeting. Notice may be given to each Director orally, by mail, overnight delivery service, or electronic transmission addressed to the Director’s last known business or residence address, facsimile number, e-mail address or similar number or address. In determining the number of days of notice required under this By-Law, the date upon which any such notice is given shall be included as one day, and the date of the meeting which is the subject of the notice shall not be included. In the case of meetings held by voice communication as provided in By-Law 4.05 below, such notice shall set forth the specific manner in which the meeting is to be held and how the Director may participate. Any Director may, before, at, or after a meeting of the Board of Directors, waive notice thereof. Any Director who attends a meeting shall be deemed to have waived notice of the meeting, unless such Director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called and does not participate in the meeting.

BY-LAW 4.05 Telephone and Consent Meetings. Participation in any meeting of the Board of Directors by conference telephone or other similar means of communication, whereby all persons participating in the meeting can simultaneously and continuously hear each other, shall constitute presence in person at that meeting. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if done in writing, signed by all members of the Board of Directors.

BY-LAW 4.06 Quorum/Voting. At all meetings of the Board of Directors, a majority of the members must be present to constitute a quorum for the transaction of business. Each member shall have one vote. Voting by proxy, or the establishment of a quorum by proxy, is prohibited. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from day to day or time to time without notice other than announcement at such meeting of the date, time and place of the adjourned meeting.

BY-LAW 4.07 Order of Business/Record. The Board of Directors may, from time to time, determine the order of the business at any meeting thereof. The Secretary of the Corporation, or a Secretary Pro Tem chosen by the person presiding over the meeting as chairman, shall keep a record of all proceedings at a meeting of the Board of Directors.

BY-LAW 4.08 Vacancy. A vacancy in membership of the Board of Directors shall be filled by the affirmative vote of the remaining members of the Board of Directors, though less than a quorum, and a member so elected shall serve until his successor is elected by the Shareholders at their next annual meeting, or at a special meeting duly called for that purpose.

BY-LAW 4.09 Committees. The Board of Directors may, by resolution adopted by a majority of the members of the Board of Directors, establish and name a committee, designate one or more persons to constitute such committee, which, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the affairs of the Corporation. At least one committee member on each such committee will be a Director. Any such committee shall be subject at all times to the control and direction of the Board of Directors. Unless otherwise provided by the Board of Directors, the calling of any meeting of a committee, and the conduct of any such meeting, including the voting of committee members thereof, shall be governed by By-Laws 4.03, 4.04, 4.05, 4.06 and 4.07, as if the word “committee” is substituted for the words “Board of Directors,” and the words “committee member” are substituted for the word “Director.”

BY-LAW 4. 10 Other Powers. In addition to the powers and authorities conferred upon them by By-Laws, the Board of Directors shall have the power to do all acts necessary and expedient to the conduct of the business of the Corporation which are not conferred upon the Shareholders by Statute, these By-Laws or the Articles of Incorporation.

ARTICLE V

SHARES

BY-LAW 5.01 Issuance of Securities. The Board of Directors is authorized to issue securities of the Corporation, and rights thereto, to the full extent authorized by the Articles of Incorporation, in such amounts, at such times and to such persons as may be determined by the Board of Directors and permitted by law, subject to any limitations specified in these By-Laws.

BY-LAW 5.02 Certificated and Uncertificated Shares. The Shares shall be represented by certificates, unless and until the Board adopts a resolution permitting Shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated Shares, every holder of Shares theretofore represented by certificates and, upon request, every holder of uncertificated Shares, shall be entitled to have a certificate for Shares signed by, or in the name of the Corporation by, the President, or any other officer or officers designated by the Board. If a transfer agent has been appointed for the Shares, such signature may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent, or registrar at the date of issue.

BY-LAW 5.03 Transfer of Shares. Shares shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of Shares shall be made on the books of the Corporation only by the person named in the certificate or by his, her or its attorney lawfully constituted in writing and, if such Shares are certificated, upon the surrender of the certificate therefore properly endorsed, and payment of all necessary transfer taxes, which certificate shall be canceled before a new certificate shall be issued; or, in the case of uncertificated Shares, upon receipt of proper transfer instructions from the registered holder of the Shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring Shares in uncertificated form. Any transfer shall be accompanied by proper evidence of succession, assignment or authority and, upon receipt of such evidence and compliance with the other applicable provisions of these Bylaws and applicable law; it shall be the duty of the Corporation to record the transaction in its books. The Corporation may treat, as the absolute owner of Shares, the person or persons in whose name or names the Shares are registered on the books of the Corporation.

BY-LAW 5.04 Lost Certificate. Any Shareholder claiming a certificate evidencing ownership of Shares to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board of Directors so require, give the Corporation (and its transfer agent, if a transfer agent be appointed) a bond of indemnity in such form with one or more sureties satisfactory to the Board of Directors, in such amount as the Board of Directors may require, whereupon a new certificate may be issued of the same tenor and for the same number of Shares as the one alleged to have been lost, stolen or destroyed.

ARTICLE VI

OFFICERS

BY-LAW 6.01 Election of Officers. The Board of Directors, at its regular meeting held after each regular meeting of Shareholders shall, and at any special meeting may, elect a President, Treasurer and Secretary. Except as may otherwise be determined from time to time by the Board of Directors, such officers shall exercise such powers and perform such duties as are prescribed by these By-Laws. The Board of Directors may elect such other officers and agents as it shall deem necessary from time to time, including one or more Vice Presidents, assistant Treasurers and assistant Secretaries, and a chairman of the board, who shall exercise such powers and perform such duties, not in conflict with the duties of officers designated in these By-Laws, as shall be determined from time to time by the Board of Directors.

BY-LAW 6.02 Terms of Office. The officers of the Corporation shall hold office until their successors are elected and qualified, notwithstanding an earlier termination of their office as Directors. Any officer elected by the Board of Directors may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present at a meeting.

BY-LAW 6.03 Salaries. The salaries of all officers of the Corporation shall be determined by the Board of Directors.

BY-LAW 6.04 Chief Executive Officer. The President shall be the chief executive officer of the Corporation, unless the Board of Directors shall designate another person as the chief executive officer. The chief executive officer shall:

a. have general active management of the business of the Corporation;

b. when present, and except where the Board of Directors elects or designates a chairman other than the president, preside as chairman at all meetings of the Board of Directors and of the Shareholders;

c. see that all orders and resolutions of the Board of Directors are carried into effect;

d. sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or these By-Laws or by the Board of Directors to some other officer or agent of the Corporation;

e. maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the Shareholders; and

f. perform other duties prescribed by the Board of Directors.

BY-LAW 6.05 Chief Financial Officer. The Treasurer shall be the chief financial officer of the Corporation, and as such shall:

a. keep accurate financial records for the Corporation;

b. deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors;

c. endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefore;

d. disburse funds of the Corporation, and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors;

e. render to the chief executive officer and the Board of Directors, whenever requested, an account of all transactions by the Treasurer and of the financial condition of the Corporation; and

f. perform other duties prescribed by the Board of Directors or by the chief executive officer, under whose supervision the Treasurer shall be.

BY-LAW 6.06 Secretary. The Secretary shall:

a. at the request of the chief executive officer or the Board of Directors, attend meetings of the Board of Directors and Shareholders, and record and maintain in the Corporation’s permanent records, all votes and the minutes of all such proceedings; and shall perform like duties for a committee when requested by the chief executive officer or the chairman of such committee; and

b. perform other duties prescribed by the Board of Directors, or by the chief executive officer under whose supervision the Secretary shall be.

ARTICLE VII

MISCELLANEOUS

BY-LAW 7.01 Corporate Seal. The Corporation shall not adopt or use a corporate seal. The failure to use any such a seal shall not affect the validity of any documents executed on behalf of the Corporation.

BY-LAW 7.02 Reimbursement by Directors and Officers. Any payments made to any officer or Director of this Corporation, such as salary, commission, bonus, interest, or rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or Director to the Corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each said amount disallowed. In lieu of payment by the officer or Director, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

BY-LAW 7.03 Amendments to By-Laws. These By-Laws may be amended or altered by the vote of a majority of all of the members of the Board of Directors at any meeting. Such authority of the Board of Directors is subject to the power of the Shareholders to adopt, amend or repeal By-Laws adopted, amended or repealed by the Board of Directors, pursuant to Statute at any meeting of the Shareholders called for that purpose.

BY-LAW 7.04 Acquisitions of Controlling Interests. The provisions of Sections 78.378 to 78.3793 of the Statutes shall not apply to the Corporation or to the acquisition of the Corporation’s shares by any person.

BY-LAW 7.05 Indemnification of Officers and Directors. The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by Section 78.7502 of the Statute (as from time to time amended) provided such officer or director acts in good faith and in a manner which such person reasonably believes to be in or not opposed to the best interests of the Corporation, and with respect to any criminal matter, had no reasonable cause to believe such person’s conduct was unlawful.

To the fullest extent permitted by Section 78.751 of the Statute (as from time to time amended), the Corporation shall pay the expenses of officers and directors of the Corporation incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of such matter, upon receipt of an undertaking in form and substance acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.